UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2004

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2004, Susquehanna Bancshares, Inc. entered into an Employment Agreement with Michael M. Quick, which will terminate, unless renewed, in December 2005. The agreement provides for a base salary of $270,000 from August 2004 to August 2005, which may be increased but not decreased, on an annual basis in connection with the annual review of Mr. Quick’s performance. The agreement also provides benefits comparable to those generally provided to other salaried employees of Susquehanna, including group term life insurance, major medical and health insurance, disability insurance coverage and accidental death and dismemberment benefits. In addition, under the agreement, Mr. Quick is also eligible to participate in Susquehanna’s Key Executive Incentive Plan. The agreement may be terminated by Mr. Quick on two months’ notice to Susquehanna. Susquehanna may terminate the agreement immediately for cause.

Mr. Quick’s employment agreement also provides certain relief in the event Mr. Quick is permanently disabled, terminated by Susquehanna without cause or has an adverse change in his circumstances (as defined in the agreement). If Mr. Quick becomes permanently disabled, he is entitled to receive for a period no less than six months his salary and all benefits under the agreement. If Mr. Quick’s employment is terminated by Susquehanna without cause, or by Mr. Quick, if there occurs an adverse change in his circumstances within twelve months of the date of the agreement or within twelve months following a change of control (as defined in the agreement), then Mr. Quick will be entitled to receive a lump sum payment in an amount equal to the greater of his then current monthly salary rate or the rate in effect prior to any reduction which led to his termination, times the greater of the number of months otherwise remaining under the agreement or twelve months, plus certain other benefits provided for in the agreement, including COBRA, life insurance and payments under pension and savings plans to the extent of Mr. Quick’s participation.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Exhibit
10.1	Employment Agreement, dated August 26, 2004, between Susquehanna Bancshares, Inc. and Michael M. Quick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: August 31, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Employment Agreement, dated August 26, 2004, between Susquehanna Bancshares, Inc. and Michael M. Quick